EXHIBIT 33.2
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           Assertion of Compliance With Applicable Servicing Criteria
          The Bank of New York and The Bank of New York Trust Company,
                       as Indenture Trustee and Custodian


                          ASSERTION OF COMPLIANCE WITH
                          APPLICABLE SERVICING CRITERIA

The Bank of New York and The Bank of New York Trust Company, N.A.
(collectively, the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent or custodial services.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except as set forth in the column titled "Not Applicable To Platform" in Appendix 1 attached hereto. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitutions in accordance with the transaction agreements.

Period: Twelve months ended December 31, 2007 (the "Period")

With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing
Criteria:

1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

2. The Company assessed compliance with the Applicable Servicing Criteria. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the Applicable Servicing Criteria as of and for the Period.


The Bank of New York
The Bank of New York Trust
 Company, N.A.                 The Bank of New York

/s/ Patrick J. Tadie           /s/ Samir Pandiri
--------------------           -----------------
Patrick J. Tadie               Samir Pandiri
Authorized Officer             Authorized Officer

March 5, 2008

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                                   APPENDIX 1
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                                                                                                       APPLICABLE     NOT APPLICABLE
REG AB REFERENCE        SERVICING CRITERIA                                                             TO PLATFORM      TO PLATFORM
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                        General Servicing Considerations
                        --------------------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance or other           X
                        triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)          If any material servicing activities are outsourced to third parties, policies                          X
                        and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer                           X
                        for the [pool assets] are maintained.

1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the party                               X
                        participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                        Cash Collection and Administration
                        ----------------------------------
1122(d)(2)(i)           Payments on [pool assets] are deposited into the appropriate custodial bank          X
                        accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to an investor       X
                        are made only by authorized personnel.

1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows or                 X
                        distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)          The related accounts for the transaction, such as cash reserve accounts or           X
                        accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)           Each custodial account is maintained at a federally insured depository               X
                        institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.                X

1122(d)(2)(vii)         Reconciliations are prepared on a monthly basis for all asset-backed                 X
                        securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate;
                        (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation;
                        and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                        Investor Remittances and Reporting
                        ----------------------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the Commission, are           X
                        maintained in accordance with the transaction agreements and applicable
                        Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B)provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.

1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance with               X
                        timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)         Disbursements made to an investor are posted within two business days to the         X
                        Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)          Amounts remitted to investors per the investor reports agree with cancelled          X
                        checks, or other form of payment, or custodial bank statements.

                        Pool Asset Administration
                        -------------------------
1122(d)(4)(i)           Collateral or security on [pool assets] is maintained as required by the             X
                        transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)          [pool asset] and related documents are safeguarded as required by the                X
                        transaction agreements.

1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are made,                 X
                        reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)          Payments on [pool assets], including any payoffs, made in accordance with                             X
                        the related [pool asset] documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.

1122(d)(4)(v)           The Servicer's records regarding the [pool assets] agree with the Servicer's                          X
                        records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's [pool assets]                             X
                        (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans, modifications                           X
                        and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)        Records documenting collection efforts are maintained during the period a                             X
                        [pool asset] is delinquent in accordance with the transaction agreements.
                        Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary
                        (e.g., illness or unemployment).

1122(d)(4)(ix)          Adjustments to interest rates or rates of return for [pool assets] with variable                      X
                        rates are computed based on the related [pool asset] documents.

1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow accounts):                           X
                        (A) such funds are analyzed, in accordance with the obligor's [pool asset]
                        documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable [pool asset] documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance payments) are made                    X
                        on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be made on behalf of                     X
                        an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to                     X
                        the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible accounts are recognized and recorded                     X
                        in accordance with the transaction agreements.

1122(d)(4)(xv)          Any external enhancement or other support, identified in Item 1114(a)(1) through       X
                        (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
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